UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
001-33527	BWAY Holding Company	55-0800054
(Delaware)

001-12415	BWAY Corporation	36-3624491
(Delaware)

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 16, 2010, BWAY Holding Company (the “Company”) completed its merger (the “Merger”) in connection with the acquisition of the Company by investment funds associated with Madison Dearborn Partners, LLC (“MDP”) through a merger of Picasso Merger Sub, Inc. (“Picasso”), a wholly-owned subsidiary of Picasso Parent Company, Inc. (“Parent”), with and into the Company. As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent. Parent is owned by investment entities affiliated with Madison Dearborn Partners, LLC and members of the Company’s management.

Indenture

In connection with the Merger, on June 16, 2010 Picasso issued $205 million aggregate principal amount of senior notes due 2018 (the “Notes”). In connection with the consummation of the Merger, the net proceeds from the offering of the Notes were used to finance in part the consideration paid in the Merger, to refinance the Company’s existing indebtedness and to pay fees and expenses related to the Merger and the associated financings.

Immediately following the Merger on June 16, 2010, the Company and certain subsidiaries of the Company (the “BWAY Guarantors”) entered into a supplemental indenture (the “Supplemental Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) to the Indenture, dated as of June 16, 2010, by and among Picasso, Holdings and the Trustee (as supplemented, the “Indenture”), pursuant to which the Company assumed Picasso’s obligations under the Notes and the Indenture and the BWAY Guarantors became guarantors of the Notes.

The Indenture provides that the Notes are general unsecured obligations of the Company and will be guaranteed by Holdings and each of the Company’s current and future domestic subsidiaries that guarantee the Company’s new senior secured credit facilities (as discussed below), including the BWAY Guarantors. The Company may redeem the Notes at its option, in whole or part, at any time prior to June 15, 2014, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and plus the applicable premium. The Company may redeem the Notes, in whole or in part, on or after June 15, 2014, at the redemption prices set forth in the Indenture. At any time and from time to time on or before June 15, 2013, the Company may choose to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 110% of the face amount thereof, plus accrued and unpaid interest to the date of redemption with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the Notes (excluding Notes held by the Company, any direct or indirect parent of the Company and the Company’s subsidiaries) remain outstanding after each such redemption.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

Immediately following the consummation of the Merger on June 16, 2010, the Company and the BWAY Guarantors entered into a joinder agreement (“Registration Rights Joinder”) with respect to the Registration Rights Agreement, dated June 16, 2010 (the “Registration Rights Agreement”), by and among Picasso, Holdings and the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company is

obligated to file and use its reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for notes publicly registered with the Securities and Exchange Commission (the “SEC”) with substantially identical terms as the Notes. The Registration Rights Agreement provides that upon the occurrence of certain events, the Company will file with the SEC, and use its reasonable best efforts to cause to become effective, a shelf registration statement relating to resales of the Notes and to keep effective such shelf registration statement for the applicable period of time described under the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes in certain circumstances, including if it has not exchanged exchange notes for all Notes validly tendered in accordance with the terms of an exchange offer on or prior to the 365th day following the original issue date of the Notes. The annual interest on the Notes as a result of the Company’s failure to satisfy certain of its registration obligations under the Registration Rights Agreement will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 1.00% per annum.

A copy of the Registration Rights Agreement is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Registration Rights Joinder is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Management Services Agreement

At the closing of the Merger on June 16, 2010, Madison Dearborn Partners V-B, L.P. and Madison Dearborn Partners VI-B, L.P., each an affiliate of MDP (collectively, the “MDP Management Services Affiliates”), received an aggregate fee of approximately $5.0 million plus out-of-pocket expenses incurred in connection with the Merger. Upon closing of the Merger, the Company also entered into a management services agreement (the “Management Services Agreement”) with the MDP Management Services Affiliates and Parent pursuant to which the MDP Management Services Affiliates will provide the Company with certain management and consulting services and financial and other advisory services. Pursuant to such agreement, the MDP Management Services Affiliates will receive management fees in connection with the consummation of certain corporate transactions as well as reimbursement for out-of-pocket expenses. The Management Services Agreement includes customary indemnification provisions in favor of the MDP Management Services Affiliates. The Management Services Agreement has an initial term of ten years.

A copy of the Management Services Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Second Supplement to 2014 Indenture

Immediately prior to the closing of the Merger on June 16, 2010, the second supplement (the “Second Supplement”) to the indenture governing BWAY Corporation’s (“BWAY”) 10% senior subordinated notes due 2014 (“2014 Notes”), among BWAY, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, dated April 6, 2009 (the “2014 Indenture”), became effective and substantially all restrictive covenants and certain events of default provisions under the 2014 Indenture were terminated.

A copy of the Second Supplement is attached as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Senior Secured Credit Facilities

In connection with the Merger, the Company entered into a senior secured term loan facility in an aggregate principal amount of $490 million (the “Term Loan”) and a senior secured revolving credit facility with a maximum availability of $75 million (the “Revolver” and together, with the Term Loan, the “Senior Secured Credit Facilities”) pursuant to a credit agreement (the “Credit Agreement”) dated as of June 16, 2010 by and among Picasso (whose obligations were assumed by the Company upon consummation of the Merger), Holdings, ICL Industrial Containers ULC, a Nova Scotia unlimited liability company (“ICL”), the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Barclays Capital, as document agent and Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital as joint lead arrangers. The net proceeds from the Term Loan were used to finance in part the consideration paid in the Merger, to refinance the Company’s existing indebtedness in connection with the Merger and to pay fees and expenses related to the Merger and the associated financings. The Term Loan will mature on June 16, 2017 and the Revolver will mature on June 16, 2015.

During the first 6 ¾ years after the closing of the Senior Secured Credit Facilities, the Company is obligated to make quarterly amortization payments with respect to the Term Loan, in a per annum amount equal to one percent of the aggregate principal amount of the Term Loan outstanding as of the closing of the Senior Secured Credit Facilities. Interest is payable on the Senior Secured Credit Facilities, (i) that are denominated in U.S. dollars at a rate equal to the LIBO rate or the base rate, plus an applicable margin and (ii) that are denominated in Canadian dollars at a rate equal to the Canadian prime rate, plus an applicable margin. The LIBO rate is subject to a 1.75% floor and each of the base rate and the Canadian prime rate is subject to a 2.75% floor.

The obligations of the Company under the Senior Secured Credit Facilities are guaranteed by Holdings and by the Company’s direct and indirect domestic restricted subsidiaries, and the obligations of ICL under the Senior Secured Credit Facilities are guaranteed by Holdings, the Company and the Company’s direct and indirect domestic and Canadian restricted subsidiaries (other than ICL, which is the primary obligor).

The obligations of the Company under the Senior Secured Credit Facilities are secured by a first priority perfected security interest (subject to permitted liens) in (i) all stock, other equity interests and promissory notes owned by Holdings, the Company and the Company’s domestic restricted subsidiaries, except that not more than 65% of the total outstanding voting stock of any first-tier “controlled foreign corporation” (within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended) shall be required to be pledged and (ii) substantially all other tangible and intangible assets owned by Holdings, the Company and the Company’s domestic restricted subsidiaries. A copy of the related security agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The obligations of ICL under the Senior Secured Credit Facilities are secured by a first priority perfected security interest (subject to permitted liens) in (i) all stock, other equity interests and promissory notes owned by Holdings, Borrower and the Company’s domestic and Canadian restricted subsidiaries (including ICL) and (ii) substantially all other tangible and intangible assets owned by Holdings, the Company and the Company’s domestic and Canadian restricted subsidiaries (including ICL). A copy of the related security agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein. All or any portion of the outstanding Senior Secured Credit Facilities may be prepaid at any time and commitments under the Revolver may be terminated in whole or in part at the Company’s option without premium or penalty, except that voluntary prepayments of LIBO rate loans will be subject to customary breakage costs.

Subject to certain exceptions, the Senior Secured Credit Facilities require that 100% of the net cash proceeds from certain asset sales, insurance recovery and condemnation events and debt issuances and 50% (subject to step-downs) from excess cash flow for each fiscal year must be used to pay down outstanding borrowings under the Term Loan.

The Senior Secured Credit Facilities and related agreements contain financial covenants setting forth a maximum consolidated total net leverage ratio, a minimum cash interest coverage ratio and also contain certain negative covenants (subject to exceptions, materiality thresholds and baskets) including, without limitation, negative covenants that limit the Company’s restricted subsidiaries’ ability to incur additional debt, guarantee other obligations, grant liens on assets, make loans, acquisitions or other investments, dispose of assets, make optional payments or modify certain debt instruments, pay dividends or other payments on capital stock, engage in mergers or consolidations, enter into sale and leaseback transactions, enter into arrangements that restrict our or our restricted subsidiaries’ ability to pay dividends or grant liens, make capital expenditures, engage in transactions with affiliates, amend organizational documents, change the nature of our business, change our fiscal quarter and fiscal year and designate the Company’s subsidiaries as unrestricted subsidiaries.

The Senior Secured Credit Facilities contain events of default, including, without limitation (subject to customary grace periods, cure rights and materiality thresholds) events of default upon (i) the failure to make payments under the Senior Secured Credit Facilities, (ii) breach of covenants, (iii) inaccuracies of representations and warranties, (iv) cross-defaults to other material indebtedness, (v) bankruptcy events, (vi) material judgments, (vii) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (viii) the actual or asserted invalidity of any guarantee or security document with respect to a material amount of assets, and (ix) the occurrence of a change of control. Subject to certain cure rights with respect to the financial covenants, if any such event of default occurs, the lenders under the Senior Secured Credit Facilities are entitled to accelerate the Senior Secured Credit Facilities and take various other actions, including all actions permitted to be taken by a secured creditor.

A copy of the Credit Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” under the headings “Indenture” and “Senior Secured Credit Facilities” is incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on June 16, 2010 that each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (other than shares held by the Company, Parent, Picasso or their subsidiaries) was cancelled and automatically converted into the right to receive $20.00 in cash, without interest and less any applicable withholding taxes, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Common Stock on the NYSE was suspended as of the close of trading.

Item 3.03	Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock (other than shares held by the Company, Parent, Picasso or their subsidiaries) was cancelled and automatically converted into the right to receive $20.00 in cash, without interest and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

On June 16, 2010, MDP consummated the acquisition of the Company through the Merger of Picasso with and into the Company. The Company is the surviving corporation in the Merger and is an indirect wholly-owned subsidiary of Parent.

The aggregate purchase price paid for all equity securities of the Company was approximately $508.2 million. The purchase price was funded by (i) the Term Loan, (ii) the issuance of the Notes, (iii) equity financing from MDP and members of the Company’s management of approximately $300 million and (iv) cash and cash equivalents of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the following directors of the Company and BWAY voluntarily resigned from the board of directors of the Company and BWAY, as applicable, effective as of the effective time of the Merger on June 16, 2010: Jean Pierre M. Ergas, Warren J. Hayford, Earl L. Mason, Lawrence A. McVicker, David M. Roderick, Wellford L. Sanders Jr., David I. Wahrhaftig and Thomas R. Wall, IV. Kenneth M. Roessler, the President and Chief Executive Officer of the Company and BWAY, did not resign from the Board of the Company or BWAY as a result of the Merger, and will continue to serve as a member of both boards of directors.

Immediately following the Merger, the following individuals became directors of the Company and BWAY:

Thomas S. Souleles. Mr. Souleles has been employed by MDP since 1995. Mr. Souleles currently serves as a Managing Director of MDP concentrating on investments in the basic industries sector. Mr. Souleles currently serves on the Boards of Directors of Forest Products Holdings, LLC (d/b/a Boise Cascade, LLC), Great Lakes Dredge & Dock Corporation, The Children’s Memorial Medical Center and the Board of Trustees of the National Multiple Sclerosis Society, Greater Illinois Chapter. Mr. Souleles previously served on the Boards of Directors of Magellan Midstream Partners LP (December 2004 to December 2008) and Packaging Corp of America (May 2003 to February 2008). Prior to joining MDP, Mr. Souleles was with Wasserstein Perella & Co., Inc.

Richard H. Copans. Mr. Copans has been employed by MDP since 2005. Mr. Copans currently serves as a Director of MDP concentrating on investments in the basic industries sector. Mr. Copans currently serves on the Board of Directors of The Yankee Candle Company, Inc. Prior to joining MDP, Mr. Copans was with Thomas H. Lee Partners and Morgan Stanley & Co.

Christopher J. McGowan. Mr. McGowan has been employed by MDP since 1999. Mr. McGowan currently serves as a Managing Director of MDP concentrating on investments in the basic industries sector. Mr. McGowan currently serves on the Boards of Directors of Forest Products Holdings, LLC (d/b/a Boise Cascade, LLC), Smurfit Kappa Group Limited (f/k/a Jefferson Smurfit Group), Illinois Venture Capital Association and the Development Committee of the University of Chicago Laboratory Schools. Prior to joining MDP, Mr. McGowan was with AEA Investors, Inc. and Morgan Stanley & Co.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, on June 16, 2010, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement.

A copy of the amended and restated certificate of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of BWAY Holding Company, Annex 1 to the Certificate of Merger filed with the Delaware Secretary of State on June 16, 2010

3.2	Bylaws of BWAY Holding Company, adopted as of June 16, 2010

4.1	Indenture dated as of June 16, 2010, by and among Picasso, Holdings and the Trustee

4.2	First Supplemental Indenture dated as of June 16, 2010, by and among the Company, the BWAY Guarantors, the Trustee and Holdings

4.3	Registration Rights Agreement dated as of June 16, 2010, by and among Picasso, Holdings and the initial purchasers of the Notes

4.4	Registration Rights Joinder Agreement dated as of June 16, 2010, by and among the Company, the BWAY Guarantors and the initial purchasers of the Notes

4.5	Second Supplement dated as of May 20, 2010, by and among BWAY, the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Management Services Agreement dated as of June 16, 2010, by and among Parent, the Company, and the MDP Management Services Affiliates

10.2	U.S. Security Agreement dated as of June 16, 2010 by and among Holdings, Picasso, the Company, certain subsidiaries of Holdings and Deutsche Bank Trust Company Americas, as collateral agent

10.3	Security Agreement dated as of June 16, 2010 made by ICL Industrial Containers ULC/ICL, Contenants Industriels ULC to and in favour of Deutsche Bank Trust Company Americas as collateral agent for the benefit of the secured creditors

10.4	Credit Agreement dated as of June 16, 2010 by and among Picasso (whose obligations were assumed by the Company upon consummation of the Merger), Holdings, ICL Industrial Containers ULC, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Barclays Capital, as document agent and Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital, as joint lead arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Holding Company
Date: June 16, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

BWAY Corporation
Date: June 16, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

Exhibits

3.1	Amended and Restated Certificate of Incorporation of BWAY Holding Company, Annex 1 to the Certificate of Merger filed with the Delaware Secretary of State on June 16, 2010

3.2	Bylaws of BWAY Holding Company, adopted as of June 16, 2010

4.1	Indenture dated as of June 16, 2010, by and among Picasso, Holdings and the Trustee

4.2	First Supplemental Indenture dated as of June 16, 2010, by and among the Company, the BWAY Guarantors, the Trustee and Holdings

4.3	Registration Rights Agreement dated as of June 16, 2010, by and among Picasso, Holdings and the initial purchasers of the Notes

4.4	Registration Rights Joinder Agreement dated as of June 16, 2010, by and among the Company, the BWAY Guarantors and the initial purchasers of the Notes

4.5	Second Supplement dated as of May 20, 2010, by and among BWAY, the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Management Services Agreement dated as of June 16, 2010, by and among Parent, the Company, and the MDP Management Services Affiliates

10.2	U.S. Security Agreement dated as of June 16, 2010 by and among Holdings, Picasso, the Company, certain subsidiaries of Holdings and Deutsche Bank Trust Company Americas, as collateral agent

10.3	Security Agreement dated as of June 16, 2010 made by ICL Industrial Containers ULC/ICL, Contenants Industriels ULC to and in favour of Deutsche Bank Trust Company Americas as collateral agent for the benefit of the secured creditors

10.4	Credit Agreement dated as of June 16, 2010 by and among Picasso (whose obligations were assumed by the Company upon consummation of the Merger), Holdings, ICL Industrial Containers ULC, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Barclays Capital, as document agent and Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital, as joint lead arrangers